News Release
For Immediate Release

Outlast Technologies and Dillard’s bring ‘Clarity’ to sleepwear choices:
launch new “Just Right” pajamas and nightshirts with temperature regulation

Boulder, CO. –- October 04, 2007–– Outlast Technologies, the leader in phase change technology, and Dillard’s, Inc. announce the launch of “Just Right” sleepwear. Marketed under the Dillard’s brand name ClarityTM, the “Just Right” pioneering sleepwear incorporates the benefits of Outlast® temperature regulation technology.

The “Just Right” line includes pajamas and nightshirts constructed with a soft blend of Outlast® viscose and cotton. The Outlast® viscose offers all the benefits of regular viscose such as soft, fine feel - similar to cotton or silk, with the ability to absorb moisture, excellent hygienic properties while also providing temperature-buffering capability for extreme comfort. “Outlast® technology is designed to maximize your comfort level by balancing temperature swings while you sleep,” explains Greg Roda, President and CEO of Outlast Technologies. “Our technology is particularly appealing to anyone suffering from night sweats.”

Dina Miller, Dillard's Sleepwear Brand Manager, commented, “We’re pleased to be able to offer our Dillard’s customers a quality sleepwear product with an added technology. This is a new direction for us and one that we’re very excited to have launched.”

BENEFITS OF “JUST RIGHT” SLEEPWEAR WITH OUTLAST® TECHNOLOGY:
•  Night Sweats are less frequent by actively regulating temperature
o  Reduces overheating by absorbing excess heat
o  Keeps you cooler by storing the excess heat
o  Releases heat to keep you warm
•  Minimizes perspiration by balancing temperature
•      Better night’s sleep!  Not too hot, not too cold®… Just Right!

HOW OUTLAST® TECHNOLOGY WORKS
Outlast® temperature regulating technology is a high-performance material originally developed for NASA. This Certified Space Technology™ responds to changes in your body temperature. Unlike traditional fabric and insulation that trap heat, products with patented Outlast® Thermocules™ actually absorb your excess body heat when you become too warm, and release it back when you need it. The result: reduced overheating, sweating and chilling so you are not too hot, not too cold® but just right.

HOW DOES OUTLAST® TECHNOLOGY HELP YOU SLEEP BETTER?
It is common for people to experience restlessness as they cycle between feeling too hot and too cold throughout the night…they toss and turn as their bodies search for their comfort zone. The heat-absorbing Thermocules™ in Outlast® technology continually absorb, store and release excess body heat to keep your personal microclimate in the optimum range for restful sleep. By eliminating temperature swings throughout the night, you are less likely to wake up from chills or overheating. The result is a deeper, more restful sleep.

CLARITYTM SLEEPWEAR PRODUCTS WITH OUTLAST® TECHNOLOGY
“Just Right” Pajamas: Relax-Renew-Refresh
•  Outlast® technology minimizes perspiration by balancing temperature
•  Outlast® viscose / cotton blend
•  Long sleeve top and bottom
•  Suggested Price: $78 Missy; $82 Women’s
•  Sizes: Missy S-XL; Women’s 1X-3X

“Just Right” Nightshirt: Relax-Renew-Refresh
•  Outlast® technology minimizes perspiration by balancing temperature
•  Outlast® viscose / cotton blend
•  Long sleeve nightshirt
•  Suggested Price for nightshirt: $68 Missy; $72 Women’s
•  Sizes: Missy S-XL; Women’s 1X-3X

Colors Available now:                                                                Additional Colors coming for Holiday:
Antique Rose                                                                    Ivory
Lush Lavender                                                                      Berry Mauve
Green Blue
Antique Plum

ABOUT DILLARD’S, INC.
Dillard's, Inc. is one of the nation's largest fashion apparel and home furnishing retailers. The Company's 329 stores operate with one name, Dillard's, and span 29 states. Dillard's stores offer a broad selection of merchandise, including products sourced and marketed under Dillard's exclusive brand names. For more information about Dillard's, visit www.dillards.com.

ABOUT OUTLAST TECHNOLOGIES, INC.
Outlast Technologies, Inc., a privately held U.S. corporation, is the worldwide pioneer in developing phase-change materials and applications. As an innovative technology company, Outlast has launched temperature-regulating technology in apparel, footwear, bedding, packaging and labels, and accessories. Originally developed for NASA, Outlast® fibers, fabrics and coatings contain patented microencapsulated phase-change materials called ThermoculesTM, which absorb, store, and release heat, providing increased comfort for consumers. For more information, please visit www.outlast.com.

Contacts: Annie Coghill - Amélie Company 303.832.2700
Heather Listoe - Outlast Technologies, Inc. 303.381.2106
Julie J. Bull - Dillard’s 501.376.5965